NUMBER

LONGHAI STEEL INC

UNITS

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SPECIMEN

CUSIP# 54304R 118

SEE REVERSE FOR CERTAIN DEFINITIONS

This certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE UNITS OF LONGHAI STEEL INC

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. Each unit represented by this certificate will be automatically converted after fifty (50) days to two(2) shares of common stock and one (1) warrant of Longhai Steel Inc. This certificate and the units represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

COUNTERSIGNED
PACIFIC STOCK TRANSFER COMPANY
Las Vegas, Nevada

By __________
AUTHORIZED SIGNATURE

DATED

LONGHAI STEEL INC
CORPORATE SEAL
NEVADA

CHIEF EXECUTIVE OFFICER